Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                               WPL Holdings, Inc.
             (Exact name of registrant as specified in its charter)

     Wisconsin                                     39-1380265
    (State or other jurisdiction                (I.R.S. Employer
   of incorporation or organization)           Identification No.)

       222 West Washington Avenue
              P.O. Box 2568
           Madison, Wisconsin                          53701-2568
(Address of principal executive offices)               (Zip Code)


                        Wisconsin Power and Light Company
                 Employees' Retirement Savings Plan A and Plan B
                            (Full title of the plans)

          Erroll B. Davis, Jr.                          Copy to:
 President and Chief Executive Officer
           WPL Holdings, Inc.                   Benjamin F. Garmer, III
       222 West Washington Avenue                   Foley & Lardner
             P.O. Box 2568                     777 East Wisconsin Avenue
     Madison, Wisconsin  53701-2568            Milwaukee, Wisconsin 53202
             (608) 252-4888                          (414) 271-2400
(Name, address and telephone number, including area
      code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

          Title of            Amount         Proposed        Proposed
      Securities to be         to be         Maximum         Maximum       Amount of
         Registered        Registered(1)     Offering       Aggregate     Registratio
                                              Price         Offering         n Fee
                                            Per Share         Price
Common Stock, $.01 par
     value, with
     attached Common
     Stock Purchase       450,000 shares
     Rights   . . . . .   and rights        $29.375(2)    $13,218,750(2)     $4,559


   (1) Each share of WPL Holdings, Inc. Common Stock issued will have attached thereto one Common Stock Purchase Right.

   (2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for WPL Holdings, Inc. Common Stock as reported on the New York Stock Exchange on February 7, 1994. The value attributable to the Rights is reflected in the price of the Common Stock.

                        _________________________________

            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed by WPL Holdings, Inc. (the "Company") or the Wisconsin Power and Light Company Employees' Retirement Savings Plan A and Plan B (the "Plans") with the Commission are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992, as amended by the Company's Form 10-K/A dated February 7, 1994.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

             3.  The Company's Current Report on Form 8-K dated February 18,
   1993.

             4.  The description of the Company's Common Stock contained in
   Item 4 of the Company's Registration Statement on Form 8-B, dated as of April 1, 1988, including any amendment or report filed for the purpose of updating such description.

             5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated February 27, 1989, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareowners or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

   Exhibit No.                             Exhibit

     (4.1) Wisconsin Power and Light Company Employees' Retirement Savings Plan A, as amended to date.

     (4.2) Wisconsin Power and Light Company Employees' Retirement Savings Plan B, as amended to date.

     (4.3) Trust Agreement relating to the Wisconsin Power and Light Company Employees' Retirement Savings Plan A and Plan B, as amended to date.

     (4.4) Rights Agreement, dated as of February 22, 1989, between WPL Holdings, Inc. and Morgan Shareholder Services Trust Company (incorporated by reference to Exhibit 4 to WPL Holdings, Inc.'s Current Report on Form 8-K dated February 27, 1989)

     (5)          Opinion of Foley & Lardner

     (23.1)       Consent of Arthur Andersen & Co.

     (23.2)       Consent of Foley & Lardner (contained in Exhibit (5))

     (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

             The undersigned Registrant hereby undertakes to submit the Plans, as amended, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, and State of Wisconsin, on this 9th day of February, 1994.

                                      WPL HOLDINGS, INC.



                                      By:  /s/ Erroll B. Davis, Jr.
                                             Erroll B. Davis, Jr.
                                             President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Erroll B. Davis, Jr. and Edward M. Gleason, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                    Title               Date

    /s/ Erroll B. Davis, Jr.     President, Chief          February 9,
    Erroll B. Davis, Jr.         Executive Officer and        1994
                                 Director (Principal
                                 Executive Officer)


    /s/ Edward M. Gleason        Vice President,           February 9,
    Edward M. Gleason            Treasurer and Corporate      1994
                                 Secretary (Principal
                                 Financial Officer)

    /s/ Daniel A. Doyle          Controller                February 9,
    Daniel A. Doyle              Wisconsin Power and          1994
                                 Light Company
                                 (Principal Accounting
                                 Officer)


    /s/ Rockne G. Flowers                                  February 9,
    Rockne G. Flowers            Director                     1994



    /s/ Arnold M. Nemirow                                  February 9,
    Arnold M. Nemirow            Director                     1994


    /s/ Milton E. Neshek                                   February 9,
    Milton E. Neshek             Director                     1994



    /s/ Henry C. Prange                                    February 9,
    Henry C. Prange              Director                     1994



    /s/ Judith D. Pyle                                     February 9,
    Judith D. Pyle               Director                     1994


    /s/ James R. Underkofler                               February 9,
    James R. Underkofler         Director                     1994

             The Plans. Pursuant to the requirements of the Securities Act of 1933, the Wisconsin Power and Light Company Pension and Employee Benefits Committee, which administers the Plans, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison and State of Wisconsin, on this 9th day of February, 1994.

                                 WISCONSIN POWER AND LIGHT COMPANY
                                  EMPLOYEES' RETIREMENT SAVINGS PLAN
                                  A AND PLAN B


                                 /s/ Pamela J. Wegner
                                      Pamela J. Wegner


                                 /s/ James W. Bindl
                                      James W. Bindl


                                 /s/ A. J. Amato
                                      A. J. Amato


                                 /s/ Norman E. Boys
                                      Norman E. Boys


                                 /s/ Susan J. Kosmo
                                      Susan J. Kosmo


                                 The foregoing persons are all of the members of the Wisconsin Power and Light Company Pension and Employee Benefits Committee which is the administrator of the Wisconsin Power and Light Company Employees' Retirement Savings Plan A and Plan B

                                  EXHIBIT INDEX

            Wisconsin Power and Light Company Employees' Retirement
                              Savings Plan A and B

                                                     Page Number in
                                                      Sequentially
                                                       Numbered
                                                      Registration
      Exhibit No.              Exhibit                  Statement


        (4.1)      Wisconsin Power and Light
                   Company Employees' Retirement
                   Savings Plan A, as amended to
                   date.

        (4.2)      Wisconsin Power and Light
                   Company Employees' Retirement
                   Savings Plan B, as amended to
                   date.

        (4.3)      Trust Agreement relating to the
                   Wisconsin Power and Light
                   Company Employees' Retirement
                   Savings Plan A and Plan B, as
                   amended to date.

        (4.4)      Rights Agreement, dated as of
                   February 22, 1989, between WPL
                   Holdings, Inc. and Morgan
                   Shareholder Services Trust
                   Company (incorporated by
                   reference to Exhibit 4 to WPL
                   Holdings, Inc.'s Current Report
                   on Form 8-K dated February 27,
                   1989)
       (5)         Opinion of Foley & Lardner

       (23.1)      Consent of Arthur Andersen & Co.

       (23.2)      Consent of Foley & Lardner             -----
                   (contained in Exhibit (5))
       (24)        Power of Attorney relating to
                   subsequent amendments (included
                   on the signature page to this          -----
                   Registration Statement)